Exhibit 99
Resideo Announces First Quarter 2025 Financial Results; Reaffirms 2025 Outlook
•Net revenue was $1.77 billion, up 19% year-over-year, at the high-end of outlook range; reflects mid-single-digit organic revenue(1) growth at both ADI and Products and Solutions
•Total company gross margin was 28.9%, up 200 basis points year-over-year; Products and Solutions gross margin was 41.4%, eighth consecutive quarter of year-over-year improvement
•The integration of Snap One into ADI is progressing well and synergy achievement is ahead of plan
•Over 98% of product costs incurred by the Products and Solutions segment in Mexico are currently exempt from tariffs

SCOTTSDALE, Ariz., May 6, 2025 – Resideo Technologies, Inc. (NYSE: REZI), a leading global manufacturer, developer, and distributor of technology-driven sensing and controls products and solutions for residential and commercial end-markets, today announced financial results for the first quarter ended March 29, 2025.

First Quarter 2025 Financial Highlights
•Net revenue was $1.77 billion, up 19% compared to $1.49 billion in first quarter 2024
•Net income was $6 million, compared to $43 million in first quarter 2024 primarily due to a $47 million increase in the expense associated with the Honeywell Reimbursement Agreement. This expense increase does not impact our quarterly cash payments to Honeywell, which remain capped at a maximum of $35 million per quarter. See Table 2.
•Adjusted EBITDA(2) was $168 million, up 23% compared to $137 million in first quarter 2024; $168 million at the high-end of outlook range
•Fully diluted (loss) earnings per share was $(0.02) and $0.29 and Adjusted EPS(2) was $0.63 and $0.47 for first quarter 2025 and first quarter 2024, respectively; $0.63 exceeded the high-end of outlook range
•Cash used by operating activities was $65 million
Management Remarks
“Resideo had a strong first quarter, reporting results at or above the high-end of the range for all of our key financial metrics. The ADI and Products and Solutions teams continued their excellent operational execution, with both segments generating organic net revenue growth, continued gross margin expansion, and healthy Adjusted EBITDA growth. We are re-affirming our 2025 outlook,” said Jay Geldmacher, Resideo’s President and CEO.
“Looking ahead, we see profitable growth opportunities for both business segments even amid the current, volatile macro-economic environment. ADI continues to demonstrate leadership in the commercial market, and the integration of Snap One is ahead of our expectations. Products and Solutions continues to expand gross margins and launch new products that the market wants.
In summary, we are executing against our playbook and we believe Resideo will be able to essentially mitigate the cost impact of any tariffs, as we drive long-term profitable growth and value creation.”

Products and Solutions First Quarter 2025 Highlights
•Net revenue was $649 million, up 5% compared to first quarter 2024 and up 6% year-over-year, excluding the impact of foreign currency
(1) Excludes the impact of the Snap One acquisition of $227 million and net unfavorable foreign currency fluctuations of $13 million.
(2) This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934. Resideo management believes the use of such non-GAAP financial measures, specifically Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS, assists investors in understanding the ongoing operating performance of Resideo by presenting the financial results between periods on a more comparable basis. See reconciliations of U.S. GAAP results to adjusted results in the accompanying tables.

•Gross margin was 41.4%, up 190 basis points compared to first quarter 2024
•Income from operations was $136 million, compared to $112 million in first quarter 2024
•Adjusted EBITDA was $158 million, or 24.3% of revenue, compared to $140 million, or 22.6% of revenue, in first quarter 2024
Products and Solutions delivered net revenue of $649 million in first quarter 2025, up 5% compared to first quarter 2024 and up 6% year-over-year, excluding the impact of foreign currency. Revenue grew year-over-year across substantially all of our sales channels driven by volume demand and mix and by price realization. Volume increased in the HVAC and Electrical Distribution channels, due primarily to customer demand for the new Honeywell Home FocusPRO thermostat line and for BRK products. Sales of BRK products achieved record highs due to an increase in content per new home and rising adoption with a broader set of customers. Volume increases were partially offset by modest volume decreases in the Security and OEM channels.
Products and Solutions continued its cadence of introducing new products during the quarter, including the launch of the connected First Alert Smart Smoke and Carbon Monoxide Alarm. Our alarm is compatible within the Google Home app and was designed to seamlessly replace Google’s expiring Nest Protect alarms.
First quarter 2025 gross margin was 41.4%, compared to 39.5% in the prior year, reflecting structural improvements that increased operational efficiency. Selling, general and administrative expenses increased $4 million and research and development expenses increased $2 million, both compared to first quarter 2024, due to planned investments that we believe will drive future growth. Cost discipline was strong throughout first quarter 2025, and, combined with the strong gross margin expansion, helped drive operating profit of $136 million or 21.0% of revenue, up from $112 million or 18.1% of revenue in first quarter 2024. Adjusted EBITDA grew 13% year-over-year in first quarter 2025 to $158 million, with Adjusted EBITDA margin up 170 basis points in first quarter 2025 to 24.3%.
ADI Global Distribution First Quarter 2025 Highlights
•Net revenue was $1,121 million, up 29% compared to first quarter 2024 and up 4% excluding the impact of the acquisition of Snap One Holdings Corp. (“Snap One”) and foreign currency.
•Gross margin was 21.6%, up 360 basis points compared to first quarter 2024
•Income from operations was $34 million, compared to $49 million in first quarter 2024
•Adjusted EBITDA was $72 million, or 6.4% of revenue, compared to $58 million, or 6.7% of revenue in first quarter 2024

ADI delivered net revenue of $1,121 million, up $255 million compared to first quarter 2024. Revenue growth was driven by the contribution from Snap One and increased volume across substantially all product categories. On an organic basis, which excludes $227 million of Snap One revenue and the impact of foreign currency, ADI achieved growth of 4%, with two less selling days this quarter than in the same period last year. Organic average daily sales growth was 7%. Organic growth in the e-commerce channel was 15% in the first quarter 2025 compared to the prior year period. Exclusive Brands sales grew 26% year-over-year on an organic basis.

Gross margin was 21.6%, up 360 basis points compared to first quarter 2024. The increase was driven primarily by the inclusion of Snap One and higher margin e-commerce sales. Selling, general and administrative and research and development expenses were $181 million in first quarter 2025, up $79 million compared to prior period, which includes expenses from the inclusion of Snap One and planned investments that we believe will drive future growth. Operating profit of $34 million for first quarter 2025 decreased 31% from $49 million in first quarter 2024. Adjusted EBITDA increased to $72 million in first quarter 2025 from $58 million in first quarter 2024, primarily due to the positive contribution from Snap One.
Cash Flow and Liquidity
Net cash used by operating activities was $65 million in first quarter 2025 compared to $2 million of cash provided by operating activities in the first quarter 2024. The use of cash was primarily driven by an increase in accounts receivable due to higher sales and cash outflows for accounts payable including early payments to receive supplier discounts. At March 29, 2025, Resideo had cash and cash equivalents of $577 million and total outstanding gross debt of $2.02 billion.

Outlook
The following table summarizes Resideo’s second quarter 2025 and full year 2025 outlook:

($ in millions, except per share data)	Q2 2025	2025
Net revenue	$1,805 - $1,855	$7,285 - $7,485
Non-GAAP Adjusted EBITDA	$175 - $195	$725 - $805
Non-GAAP Adjusted Earnings Per Share	$0.51 - $0.61	$2.23 - $2.47
Cash Provided by Operations		$345 - $405
Conference Call and Webcast Details
Resideo will hold a conference call with investors on May 6, 2025, at 5:00 p.m. ET. An audio webcast of the call will be accessible at https://investor.resideo.com, where related materials will be posted before the call. A replay of the webcast will be available following the presentation. To join the conference call, please dial 888-660-6357 (U.S. toll-free) or 1-929-201-6127 (international), with the conference title “Resideo First Quarter 2025 Earnings” or the conference ID: 7301399.
About Resideo
Resideo is a leading manufacturer, developer, and distributor of technology-driven sensing and controls products and solutions for residential and commercial end-markets. We are a leader in the home heating, ventilation, and air conditioning controls markets, smoke and carbon monoxide detection home safety and fire suppression products markets, and security products markets. Our solutions and services can be found in over 150 million residential and commercial spaces globally, with tens of millions new devices sold annually. For more information about Resideo and our trusted, well-established brands including First Alert, Honeywell Home, BRK, Control4, and others, visit www.resideo.com.

Contacts:

Investors:	Media:
Christopher T. Lee	Garrett Terry
Global Head of Strategic Finance	Corporate Communications Manager
investorrelations@resideo.com	garrett.terry@resideo.com

Forward-Looking Statements
This release and the related conference call contain “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks and uncertainties, which may cause the actual results or performance of the Company to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) our ability to achieve our outlook regarding the second quarter 2025 and full year 2025, (2) our ability to recognize the expected savings from, and the timing and impact of, our existing and anticipated cost reduction actions, and our ability to optimize our portfolio and operational footprint, (3) the amount of our obligations and nature of our contractual restrictions pursuant to, and disputes that have or may hereafter arise under the agreements we entered into with Honeywell in connection with our spin-off, (4) risks related to our recently completed acquisitions, including Snap One, and our ability to achieve the targeted amount of annual cost synergies and successfully integrate the acquired operations (including successfully driving category growth in connected offerings), (5) the ability of Resideo to drive increased customer value and financial returns and enhance strategic and operational capabilities, (6) risks and uncertainties relating to tariffs that have been or may be imposed by the United States and other governments, and (7) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2024 and other periodic filings we make from time to time with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results, developments, and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release and we caution investors not to place undue reliance on any such forward looking statements.

Use of Non-GAAP Measures
This press release includes certain “non-GAAP financial measures” as defined under the Securities Exchange Act of 1934 and in accordance with Regulation G thereunder. Management believes the use of such non-GAAP financial measures assists investors in understanding the ongoing operating performance of the Company by presenting the financial results between periods on a more comparable basis. Such non-GAAP financial measures should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

We have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and provided in accordance with U.S. GAAP at the end of this release. A reconciliation of the forecasted range for Adjusted EBITDA and Adjusted Net Income per diluted common share for the second quarter of 2025 and for the fiscal period ending December 31, 2025 are not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation. In addition, we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. However, for the second quarter of 2025 and full year 2025 respectively, we anticipate the following expenses in our GAAP to non-GAAP reconciliation: depreciation and amortization of $49 million and $199 million, interest expense, net of $25 million and $105 million, and stock-based compensation expense of $14 million and $61 million.

Table 1: SUMMARY OF FINANCIAL RESULTS (UNAUDITED)

	Q1 2025
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$649	$1,121	$—	$1,770
Cost of goods sold	380	879	—	1,259
Gross profit	269	242	—	511
Research and development expenses	27	8	—	35
Selling, general and administrative expenses	101	173	32	306
Intangible asset amortization	6	23	1	30
Restructuring expenses	(1)	4	1	4
Income (loss) from operations	$136	$34	$(34)	$136

	Q1 2024
(in millions)	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	$620	$866	$—	$1,486
Cost of goods sold	375	710	1	1,086
Gross profit (loss)	245	156	(1)	400
Research and development expenses	25	—	—	25
Selling, general and administrative expenses	97	102	32	231
Intangible asset amortization	6	3	—	9
Restructuring expenses	5	2	—	7
Income (loss) from operations	$112	$49	$(33)	$128

	Q1 2025 % change compared with prior period
	Products and Solutions	ADI Global Distribution	Corporate	Total Company
Net revenue	5%	29%	N/A	19%
Cost of goods sold	1%	24%	(100)%	16%
Gross profit	10%	55%	(100)%	28%
Research and development expenses	8%	N/A	N/A	40%
Selling, general and administrative expenses	4%	70%	—%	32%
Intangible asset amortization	—%	667%	N/A	233%
Restructuring expenses	(120)%	100%	N/A	(43)%
Income (loss) from operations	21%	(31)%	3%	6%

Table 2: CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
(in millions, except per share data)	March 29, 2025	March 30, 2024
Net revenue	$1,770	$1,486
Cost of goods sold	1,259	1,086
Gross profit	511	400
Operating expenses:
Research and development expenses	35	25
Selling, general and administrative expenses	306	231
Intangible asset amortization	30	9
Restructuring expenses	4	7
Total operating expenses	375	272
Income from operations	136	128
Reimbursement Agreement expense (1)	90	43
Other expenses (income), net	6	(1)
Interest expense, net	25	13
Income before taxes	15	73
Provision for income taxes	9	30
Net income	6	43
Less: preferred stock dividends	9	—
Net (loss) income available to common stockholders	$(3)	$43

Net (loss) income per common share:
Basic	$(0.02)	$0.29
Diluted	$(0.02)	$0.29

Weighted average common shares outstanding:
Basic	148	146
Diluted	148	148
(1) Represents the expense incurred pursuant to the Reimbursement Agreement, which has an annual cash payment cap of $140 million. The following table summarizes information concerning the Reimbursement Agreement:

	Three Months Ended
(in millions)	March 29, 2025	March 30, 2024
Accrual for Reimbursement Agreement liabilities deemed probable and reasonably estimable	$90	$43
Cash payments made to Honeywell	(35)	(35)
Accrual increase, non-cash component in period	$55	$8

Table 3: CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except par value)	March 29, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$577	$692
Accounts receivable, net	1,045	1,023
Inventories, net	1,228	1,237
Other current assets	211	220
Total current assets	3,061	3,172

Property, plant and equipment, net	411	410
Goodwill	3,084	3,072
Intangible assets, net	1,157	1,176
Other assets	361	369
Total assets	$8,074	$8,199

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$971	$1,073
Accrued liabilities	607	717
Total current liabilities	1,578	1,790

Long-term debt	1,983	1,983
Obligations payable under Indemnification Agreements	728	674
Other liabilities	438	443
Total liabilities	4,727	4,890

COMMITMENTS AND CONTINGENCIES
Stockholders’ equity
Preferred stock, $0.001 par value: 100 shares authorized, 0.5 shares issued and outstanding at March 29, 2025 and December 31, 2024	482	482
Common stock, $0.001 par value: 700 shares authorized, 156 and 148 shares issued and outstanding at March 29, 2025, respectively, and 154 and 147 shares issued and outstanding at December 31, 2024, respectively	—	—
Additional paid-in capital	2,333	2,315
Retained earnings	904	907
Accumulated other comprehensive loss, net	(246)	(284)
Treasury stock at cost	(126)	(111)
Total stockholders’ equity	3,347	3,309
Total liabilities and stockholders’ equity	$8,074	$8,199

Table 4: CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
(in millions)	March 29, 2025	March 30, 2024
Cash Flows From Operating Activities:
Net income	$6	$43
Adjustments to reconcile net income to net cash in operating activities:
Depreciation and amortization	47	24
Restructuring expenses	4	7
Stock-based compensation expense	15	14
Other, net	6	3
Changes in assets and liabilities, net of acquired companies:
Accounts receivable, net	(13)	34
Inventories, net	17	7
Other current assets	9	3
Accounts payable	(101)	(44)
Accrued liabilities	(112)	(89)
Obligations payable under Indemnification Agreements	54	8
Other, net	3	(8)
Net cash (used in) provided by operating activities	(65)	2
Cash Flows From Investing Activities:
Capital expenditures	(31)	(21)
Other investing activities, net	—	(1)
Net cash used in investing activities	(31)	(22)
Cash Flows From Financing Activities:
Repayments of long-term debt	—	(3)
Acquisition of treasury shares to cover stock award tax withholding	(15)	(7)
Preferred stock dividend payments	(9)	—
Other financing activities, net	2	2
Net cash used in financing activities	(22)	(8)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	3	(5)
Net decrease in cash, cash equivalents and restricted cash	(115)	(33)
Cash, cash equivalents and restricted cash at beginning of period	693	637
Cash, cash equivalents and restricted cash at end of period	$578	$604

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND
NET INCOME COMPARISON
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended
(in millions, except per share data)	March 29, 2025	March 30, 2024
GAAP Net income	$6	$43
Less: preferred stock dividends	9	—
GAAP Net (loss) income available to common stockholders	(3)	43
Reimbursement Agreement accrual increase, non-cash component (1)	55	8
Intangible asset amortization	30	9
Stock-based compensation expense	15	14
Restructuring expenses	4	7
Other (2)	7	(2)
Tax effect of applicable non-GAAP adjustments (3)	(14)	(9)
Non-GAAP Adjusted net income	$94	$70

	Three Months Ended
	March 29, 2025	March 30, 2024
GAAP Net (loss) income per diluted common share	$(0.02)	$0.29
Reimbursement Agreement accrual increase, non-cash component (1)	0.37	0.05
Intangible asset amortization	0.20	0.06
Stock-based compensation expense	0.10	0.09
Restructuring expenses	0.03	0.05
Other (2)	0.05	(0.01)
Tax effect of applicable non-GAAP adjustments (3)	(0.10)	(0.06)
Non-GAAP Adjusted net income per diluted common share	$0.63	$0.47
(1)Refer to the Unaudited Consolidated Statements of Operations herein.
(2)For 2025 periods, other includes net periodic benefit costs, excluding service costs, acquisition and integration costs, and foreign exchange transaction loss (income). For 2024 periods, other includes loss on sale of investments, and foreign exchange transaction loss (income).
(3)In calculating the tax effect of relevant non-GAAP adjustments, we applied a flat statutory tax rate of 25% for all adjustments prior to 2025. Beginning in 2025, we adjusted our methodology to exclude the tax effect of adjustments that are non-deductible or non-taxable; however, we did not recast historical data. The impact of this change on non-GAAP adjusted net income available to common shareholders and non-GAAP adjusted net income per diluted common share would have resulted in an increase of $2 million and $0.01, respectively, for the three months ended March 30, 2024.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED EBITDA AND NET INCOME COMPARISON
(Unaudited)

RESIDEO TECHNOLOGIES, INC.

	Three Months Ended
(in millions)	March 29, 2025	March 30, 2024
Net revenue	$1,770	$1,486

GAAP Net income	$6	$43
GAAP Net income as a % of net revenue	0.3%	2.9%
Provision for income taxes	9	30
GAAP Income before taxes	15	73
Reimbursement Agreement accrual increase, non-cash component (1)	55	8
Depreciation and amortization	47	24
Interest expense, net	25	13
Stock-based compensation expense	15	14
Restructuring expenses	4	7
Other (2)	7	(2)
Non-GAAP Adjusted EBITDA	$168	$137
Non-GAAP Adjusted EBITDA as a % of net revenue	9.5%	9.2%
(1)Refer to the Unaudited Consolidated Statements of Operations herein.
(2)For 2025 periods, other includes net periodic benefit costs, excluding service costs, acquisition and integration costs, and foreign exchange transaction loss (income). For 2024 periods, other includes loss on sale of investments, and foreign exchange transaction loss (income).

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(Unaudited)

PRODUCTS AND SOLUTIONS SEGMENT

	Three Months Ended
(in millions)	March 29, 2025	March 30, 2024
Net revenue	$649	$620

GAAP Income from operations	$136	$112
GAAP Income from operations as a % of net revenue	21.0%	18.1%
Stock-based compensation expense	5	6
Restructuring expenses	(1)	5
Non-GAAP Adjusted Income from Operations	$140	$123

Depreciation and amortization	18	17
Non-GAAP Adjusted EBITDA	$158	$140
Non-GAAP Adjusted EBITDA as a % of net revenue	24.3%	22.6%

ADI GLOBAL DISTRIBUTION SEGMENT

	Three Months Ended
(in millions)	March 29, 2025	March 30, 2024
Net revenue	$1,121	$866

GAAP Income from operations	$34	$49
GAAP Income from operations as a % of net revenue	3.0%	5.7%
Stock-based compensation expense	4	2
Restructuring expenses	4	2
Other (1)	2	—
Non-GAAP Adjusted Income from Operations	$44	$53

Depreciation and amortization	28	5
Non-GAAP Adjusted EBITDA	$72	$58
Non-GAAP Adjusted EBITDA as a % of net revenue	6.4%	6.7%
(1) For 2025 periods, other includes acquisition and integration costs.